Exhibit 10.6

BSB Bancorp, Inc.

INCENTIVE COMPENSATION PLAN

2018

Purpose of the Plan

BSB Bancorp, Inc. (the Company) has adopted this Incentive Compensation Plan (the Plan) for the purpose of supporting the organizational and financial objectives of the Company as defined in the Company’s Business Plan. This Plan provides incentive compensation (Incentive Awards) to certain named Executive Officers and other key contributing officers (the Participants). The Plan is designed to ensure that participants do not take on undue risk to achieve payouts. All participants with responsibility for managing risk have goals for risk control and clawback provisions in the Plan.

The Plan is further intended to attract, motivate, and retain high quality executives and to support continued growth and profitability of the Company. Participation in the Incentive Plan is dependent upon one’s responsibility within the Company and ability to influence the Company’s strategic outcomes.    Individual incentive payout targets will be shared with each participant. It is important to note that this Plan is established to reward and recognize participants for meeting set objectives. This Plan is not meant to be a substitute for salary increases.

Key Terms

•	Incentive Awards

•	Plan year

•	Business Plan

•	Company-Wide Goals

•	Individual Goals

•	Performance Categories

•	Maximum Target

•	Clawback Policy

Performance Objectives

•

The Business Plan outlines key strategic initiatives approved by the Board of Directors. Each Division Head will review the Business Plan with Participants within his or her group. Together, they should identify up to six specific and measurable Individual Goals to support the Business Plan. Company-Wide Goals and their weightings must be approved by the Compensation Committee.

Company-Wide Goals include the Performance Categories:

•	Deposit growth

•	Loan growth

•	Net interest income

•	Fee income

•	Non-interest expense

•	Expense control

•	Credit quality and portfolio management

Individual Goals should include up to six of the following:

•	Deposit Growth

•	Loan Growth

•	Expense Control

•	Credit Quality / Portfolio Management

•	Fee Income

•	Net Interest Margin

•	Teamwork

•	Compliance

•	Customer Service – externally and to other colleagues

•	Personal Accomplishments applying to the Guiding Principles

•	Community Involvement

•	Referrals to other business units

•	Personal goals include major projects or initiatives

After the year end close, Participants in the Plan will report on the achievement of their Individual Goals. Division Heads will summarize individual achievements and recommend to the Company President the percentage payout based on the Individual Goals achieved. The Director of Human Resources will calculate the payouts and report to the President for approval of the Compensation Committee. Incentive awards will be calculated on year to date regular earnings (exclusive of commissions or incentive payments).

The Compensation Committee will be responsible for any interpretation of the Plan relating to the Executive Officers named in the Company’s annual proxy statement (“Named Executive Officers”), including the Company President, and the Compensation Committee’s decision shall be final and binding on all parties. The Company President will be responsible for any interpretation of the Plan relating to all Participants, other than the Named Executive Officers, and his decision shall be final and binding on all parties.

At the beginning of each Plan year, but no later than March 15th of the Plan Year, the Compensation Committee will consider changes for the upcoming year and determine the weighting for each performance metric.

The Compensation Committee may consider extraordinary occurrences impacting Bank earnings which may be excluded when determining the performance against goals to ensure that the best interests of the Company are protected.

Incentive Plan Participants

The Compensation Committee shall designate the Participants in the Plan who are Named Executive Officers. The Company President is authorized to name Participants in the Plan other than the Named Executive Officers. Officers hired prior to the third Quarter (October 1), will be included in the plan. A master list of Participants will be shared with the Company President, Compensation Committee, and Senior Management.

At the Beginning of Plan Year

•	Participants will identify up to six specific and measurable individual goals in support of the Business Plan.

•	The Division Head will review those goals and approve.

•	A copy will be provided to the Participant, the Division Head, and Human Resources for their recordkeeping.

•	The Incentive Plan will be reviewed and approved by the Compensation Committee and recommended to the Board.

•	Plan Participants will be notified of approved Performance Categories and weightings.

After Close of the Plan Year

•	The Chief Financial Officer will calculate and report the Company financial results for the prior year.

•	The Division Head will receive each Participant’s self-evaluation of their performance to Individual Goals.

•	The Human Resource Director will calculate the Percent Awards for each participant based on the weighting of Company-Wide and Individual Goal achievement.

•	The results will be recommended to the Compensation Committee for approval by the Board.

•	Payouts will be made in March of the year following the Plan Year. Participants must be employed at the time of payout.

Definitions

Each group of Officers has a Maximum Target bonus as a percentage of their salaries. The Maximum Target is met when an individual achieves all objectives and exceeds the important objectives. The incentive payout for each officer classification will be weighted to include a percentage based on Company-Wide Goals and a percentage based on Individual Goals. Company-Wide Goals will be weighted higher than Individual Goals when considering incentive recommendations for Executive Officers. For the President and Executive Vice Presidents, Company-Wide Goals are weighted at 75%, for Senior Vice Presidents 50%, and for Vice Presidents and other Officers 25%. The Compensation Committee will determine the performance against the Company-Wide Goals.

The following table represents the weighting structure.

Title	Weight attributed to Company-Wide Goals	Weight attributed to Individual Goals
President / CEO and Executive Officers	75%	25%
Senior Vice Presidents	50%	50%
Vice Presidents	25%	75%
Other Officers	25%	75%
Other Colleagues	0	100%

Other Considerations

It is not possible to consider all issues that will invariably materialize as plans are developed and implemented. Therefore, the Bank President will act on individual cases as issues are identified. The plan is “discretionary” based on individual performance consistent with the business plan. Participants on final written warning will be disqualified from receiving an incentive payout for the plan year. The Compensation Committee will also weigh progress on Regulatory matters in determining the performance of management with respect to Company-Wide Goals.

Eligible participants are required to return a signed acknowledgement of this policy by March 15 annually.

Withholding for Taxes

The Company shall deduct from all payments under this Plan any federal or state taxes required by law to be withheld with respect to such payments. This payment is subject to 401k deductions and Company match. No other voluntary deductions will be taken from this payment.

Clawback Policy

Any bonus or incentive compensation paid or payable under this Plan is subject to the Clawback Policy for Incentive Compensation adopted by BSB Bancorp, Inc. on December 21, 2016.

BSB Bancorp, Inc.

2018 Incentive Plan Ranges

2017 Plan Targets
President / CEO	0 – 50%
Executive Vice Presidents	0 – 40%
Senior Vice Presidents	0 – 30%
Vice Presidents	0 – 25%
All Other Officers	0 – 15%
All Other Colleagues	0 – 6%

BSB Bancorp, Inc.

INCENTIVE COMPENSATION PLAN

2018 ACKNOWLEDGEMENT

Employee Name
(Print Name)

I acknowledge the receipt of the 2018 BSB Bancorp, Inc. Incentive Plan document and I understand it is my responsibility to read and understand the Plan.

The Plan is subject to change annually.

Employee Signature	Date

Return the signed copy to HR by March 15 for recordkeeping.